UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Effective December 1, 2016, Violin Memory, Inc. (the “Company”) and Kevin A. DeNuccio, the Company’s President, Chief Executive Officer, and a member of the Company’s Board of Directors, mutually agreed to amend the employment letter agreement between the Company and Mr. DeNuccio dated February 1, 2014 (the “Agreement”), to provide that: (i), for a period of ninety days commencing December 1, 2016, Mr. DeNuccio’s annual base salary will be reduced from $750,000 to $150,000 in connection with the Company’s restructuring activities and efforts to reduce expenses; and (ii) any provision in the Agreement to the contrary notwithstanding, Mr. DeNuccio is not precluded from advising and consulting with other companies for compensation, subject to certain other limitations in the Agreement. The Company and Mr. DeNuccio agreed that the reduction in annual base salary does not give rise to an involuntary termination as that term is defined in the Agreement.

Except for the reduction in Mr. DeNuccio’s annual base salary and his ability to engage in advising and consulting activities, all terms and conditions of the Agreement remain unchanged and in full force and effect. The Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: December 7, 2016	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer